Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation of our report dated March 16, 2006 relating to the consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc. for the year ended December 31, 2005, included in this Form 10-KSB, into the Company’s previously filed Registration Statements on Forms S-8 (File Nos. 333-127557 and 333-124928).
/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
March 28, 2006